SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑                                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Joint Additional Materials
☐	Soliciting Material Under Rule 14a-12

PIMCO Corporate & Income Opportunity Fund

PIMCO Corporate & Income Strategy Fund

PIMCO Dynamic Credit Income Fund

PIMCO Dynamic Income Fund

PIMCO Global StocksPLUS® & Income Fund

PIMCO High Income Fund

PIMCO Income Opportunity Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

PIMCO Strategic Income Fund, Inc.

PIMCO California Municipal Income Fund

PIMCO California Municipal Income Fund II

PIMCO California Municipal Income Fund III

PIMCO Municipal Income Fund

PIMCO Municipal Income Fund II

PIMCO Municipal Income Fund III

PIMCO New York Municipal Income Fund

PIMCO New York Municipal Income Fund II

PIMCO New York Municipal Income Fund III

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 17, 2014

Shareholder

Address

City, State Zip

Dear Shareholder,

We recently contacted you regarding your investment in a PIMCO closed-end fund. During our last contact with you, you requested that we no longer contact you by phone. We respect your decision to have your phone number removed from the solicitation and will not call you.

To date, your PIMCO closed-end fund has not received a sufficient number of votes required by law to proceed with the proposal discussed in the proxy statement. At this time, we are asking for your assistance with this proposal.

This proposal relates to the replacement of the current investment manager of your closed-end fund, Allianz Global Investors Fund Management LLC, with Pacific Investment Management Company LLC, which currently serves as the sub-adviser to your PIMCO closed-end fund. The Special Meeting of Shareholders was adjourned to July 10, 2014 in order to continue the solicitation process. You will not receive any additional calls as per your request; however, we kindly ask that you vote your proxy at this time.

Voting your proxy will take less than two minutes and we do not require any personal information. Every vote is important no matter how many shares you hold.

To vote please dial:	1-877-361-7967
Please reference your Voting Identification Number:	123456789

Thank you for your support and investment in the PIMCO closed-end funds

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

We urge you to take a few minutes now to vote your shares. Thank you.

DNC8822

Shareholder Name Address 1 Address 2 Address 3

EXTREMELY IMPORTANT

Re: {FUND NAME}

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the above-listed PIMCO Closed-End Fund. This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-877-361-7967 Extension 8822 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

ID NUMBER: 1234567

E8822N

Shareholder Name Address 1 Address 2 Address 3

EXTREMELY IMPORTANT

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in a PIMCO Closed-End Fund. This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-877-361-7967 Extension 8822 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the control number found on the enclosed form.

Thank you.

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

E8822O